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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               ACCOUNT4.COM, INC.

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         1.       The date of filing of the corporation's original Certificate of Incorporation with the Secretary of State of Delaware was December 14, 1987, under the name of Eiffel Software.

         2. This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation filed with the Secretary of State of Delaware on December 14,1987, as thereafter amended through the date hereof, and was proposed and declared advisable by the Board of Directors of the corporation on April 26, 2000 and was consented to in writing by the corporation's stockholders on the same date, in accordance with the Certificate of Incorporation and with Sections 228, 242 and 245 of the Delaware General Corporation Law.

         3. The terms of this Amended and Restated Certificate of Incorporation are as follows:

         FIRST:   The name of this corporation shall be:

                  ACCOUNT4.COM, INC.

         SECOND: Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and its registered agent at such address is: THE CORPORATION TRUST COMPANY.

         THIRD:   The purpose or purposes of the corporation shall be:

         To carry on any and all business and to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of all classes of capital stock which the corporation shall have authority to issue shall be 50,000,000 consisting solely of: (i) 10,000,000 shares of preferred stock, $.01 par value per share (the "PREFERRED STOCK") and (ii) 40,000,000 shares of common stock, $.01 par value per share (the "COMMON STOCK").

         A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows.


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         SECTION 1:        COMMON STOCK.

                  1. RELATIVE RIGHTS OF PREFERRED STOCK AND COMMON STOCK. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

                  2. VOTING RIGHTS. Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation. As used herein, "CERTIFICATE OF INCORPORATION" shall mean this Amended and Restated Certificate of Incorporation as the same may be amended from time to time, and shall include any certificates filed pursuant to the terms of Section 2 of this Article FOURTH.

                  3. INCREASE/DECREASE OF COMMON STOCK. Notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the corporation, voting as a single class, with each such share being entitled to such number of votes per share as is provided in this Article FOURTH.

                  4. DIVIDENDS. Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

                  5. DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         SECTION 2.        PREFERRED STOCK.

         The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the corporation's Board of Directors may determine. Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.


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         Except as otherwise expressly provided in this Certificate of
Incorporation, the Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions shall be filed in accordance with the Delaware General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may: (i) have such distinctive designation and consist of such number of shares; (ii) be subject to redemption at such time or times and at such price or prices; (iii) be entitled to the benefit of a retirement or sinking fund for the redemption of such series on such terms and in such amounts; (iv) be entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of stock; (v) be entitled to such rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs, or upon any distribution of the assets of the corporation in preference to, or in such relation to, any other class or classes or any series of stock; (vi) be convertible into, or exchangeable for, shares of any other class or classes or any other series of stock at such price or prices or at such rates of exchange and with such adjustments, if any; (vii) be entitled to the benefit of such conditions, limitations or restrictions, if any, on the creation of indebtedness or new classes of capital stock, the issuance of additional shares of such series or shares of any other series of Preferred Stock, the amendment of this Certification of Incorporation or the corporation's By-laws, the reclassification of any class of capital stock of the corporation, the payment of dividends or the making of other distributions on, or the purchase, redemption or other acquisition by the corporation of, any other class or classes or series of stock, the merger, liquidation, dissolution, winding up or sale of assets by the corporation, or any other corporate action; or (viii) be entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Certificate of Incorporation.

         FIFTH:   The corporation hereby expressly elects to be governed by
Section 203 of the Delaware General Corporation Law.

         SIXTH:   In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

         A. The board of directors of the corporation is expressly authorized to adopt, amend, or repeal the By-laws of the corporation.

         B. Elections of directors need not be by written ballot unless the By-laws of the corporation shall so provide.


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         C.       The books of the corporation may be kept at such place within or without the State of Delaware as the By-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

         SEVENTH. The corporation eliminates the personal liability of each member of its Board of Directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         EIGHTH. The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         IN WITNESS WHEREOF, the undersigned Assistant Secretary of the corporation has executed, signed, and acknowledged this Amended and Restated Certificate of Incorporation this 1st day of May, 2000.

                                         /s/ William C. Rogers, P.C.
                                         ---------------------------------------
                                             William C. Rogers, P.C.

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